UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2024
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On, January 19, 2024, Porch Group, Inc., together with its subsidiary, Porch.com, Inc. (collectively, “Porch”), entered into a Business Collaboration Agreement (the “Agreement”) with Aon Corp. and Aon Re, Inc. (“Aon Re” and together with Aon Corp., “Aon”).

Contemporaneously with the Agreement, the parties entered into a mutual release of claims related to matters associated with Vesttoo Ltd. and its affiliates (collectively, “Vestoo”) and related fraud. Porch retains the ability to pursue non-Aon parties for claims related to Vesttoo and the related fraud, including Vesttoo itself, its officers and directors and others.

Under the Agreement, Aon will pay Porch $24.65 million in cash in January 2024, plus an additional cash payment in 2025, and will share with Porch’s insurance carrier affiliates a percentage of the brokerage revenue received by Aon Re for the placement of reinsurance contracts on their behalf that incept or renew each calendar year from 2025 through 2028.

Unless the Agreement is earlier terminated in accordance with its terms, it will remain in effect until December 31, 2028. The Agreement may be terminated by Porch upon material breach of Aon. If Porch breaches the Agreement, including by directly or indirectly placing reinsurance with brokers unaffiliated with Aon, Porch may be required to refund certain of the amounts paid by Aon to Porch (or to its affiliates) under the Agreement, subject to customary cure rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 25, 2024, the Company issued a press release announcing it had entered into the Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1 *+	Business Collaboration Agreement, dated January 19, 2024, among Porch Group, Inc., Porch.com, Inc., Aon Corp. and Aon Re, Inc.
99.1	Press release, dated January 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type that the Company treats as private or confidential.
+	The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel
Date: January 25, 2024